EXHIBIT 21
LIST OF SUBSIDIARIES

	RELATIONSHIP		REGISTRANT’S
ENTITY	TO REGISTRANT	BUSINESS	OWNERSHIP PERCENTAGE

JBSS Properties, LLC An Illinois limited liability company	Subsidiary	Real estate ownership	100%